Exhibit 16

WG

Joel Wiener, CPA	Wiener Goodman & Company, P.C.	Gerald Goodman, CPA
Certified Public Accountants & Consultants

One Industrial Way West	Memberships:
Building A	PCPS of AICPA
Eatontown, NJ 07724	American Institute of CPA
P: (732) 544-8111	New Jersey Society of CPA
F: (732) 544-8788
E-mail: tax@wgpc.net

June 14, 2010

Securities and Exchange Commission
100 F Street, NE
Washington, DC  20549

Dear Sirs:

           We have read Changes in and Disagreements with Accountants and Financial Disclosure in the Registration Statement of Amendment No. 3 to Form S-1 dated June 14, 2010, of PeopleString Corporation and are in agreement with the statements contained in the first and second paragraphs. We have no basis to agree or disagree with the other statements of the Company contained therein.

We hereby confirm that there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K) that occurred within the last fiscal year of PeopleString Corporation.

Sincerely,

/s/ Wiener, Goodman & Company, P.C.

Wiener, Goodman & Company, P.C.

cc:   PeopleString Corporation